MICROTEK MEDICAL, INC.
                             EMPLOYMENT AGREEMENT OF
                                 LESTER J. BERRY

         THIS AGREEMENT is made and entered into as of the 3rd day of January, 1994, by and between MICROTEK MEDICAL, INC., a corporation organized and existing under the laws of the State of Delaware and whose principal place of business is located in Columbus, Mississippi, herein called the "Company", and LESTER J. BERRY, herein called the "Employee".

                                    Recitals

     1. The Company is in the business of developing, manufacturing, and marketing medical specialty products for use by hospitals and physicians in the course of the performance principally of microsurgery.

     2.  The Company's current markets are worldwide.

     3. The Company has certain trade secrets, marketing contacts, customer lists, etc. and other confidential information as to which it is extremely important to the Company's welfare that confidentiality be maintained.

     4. The Company desires to engage Employee, and the Employee is willing to accept such employment, all upon certain terms and conditions.
         NOW, THEREFORE, in consideration of the premises and of the promises herein contained, the receipt and sufficiency of all of which is hereby acknowledged by the parties hereto, the parties hereby covenant and agree as follows:

                                                    Agreements

     1. Term of Agreement. The Company agrees to employ the Employee from the date hereof until the earlier of (i) the fifth anniversary of the effective date of this Agreement or (ii) Employee's employment is terminated as set forth in
Section 5. The provisions of Sections 9 through 12 and Section 14 of this Agreement shall survive such termination for the periods set forth therein.

     2. Direct Current Compensation. During the period of active employment, the Company agrees to pay to the Employee compensation for his services as follows:



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     (a) Basic  Salary.  The Company  shall pay the  Employee a basic  salary of
$150,000 per year, payable weekly. Such basic salary may be adjusted from time to time by agreement of the parties.

     (b) Discretionary Bonuses. As additional compensation in recognition of services performed in the furtherance and enhancement of the Company's business, the Company shall pay the Employee such periodic discretionary bonuses as may be determined by the Company's Board of Directors from time to time.

     3. Reimbursement, Fringe Benefits, Deferred Compensation. During the term of this Agreement, the Company shall pay to the Employee or provide for his benefit the following:

     (a)  Reimbursement.   Reimbursement  for  pre-approved   expenses  actually
incurred by the Employee in the furtherance of the Company's business.

     (b) Insurance.

          (i) Major medical and hospitalization insurance in accordance with the Company's standard insurance practices.

          (ii)     Split Dollar Death Benefit of $250,000.

     (c) Other Fringe Benefits. Participation in all other fringe benefits as may be authorized and adopted from time to time by the Company, including any group term life insurance plan, pension plan, profit sharing plan, medical reimbursement plan, and any other employee benefit plan that the Company may adopt and for which the Employee may be eligible.

         4.       Duties of Employee.

                  (a) Position and Responsibilities. The Employee accepts employment with the Company on the terms and conditions herein set forth and agrees that during the period of active employment, as defined above, he will devote his full business time and attention to the rendition of services to the Company.

                  (b) Compliance with Policies. The Employee agrees that in the rendition of such services and in all aspects of his employment, he will comply with the policies, standards and regulations of the Company from time to time established; provided, however, that the Company shall not impose employment duties or constraints of any kind which will require the Employee to violate any law.




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                  (c) Other  Business  Endeavors.  During  the  period of active employment, the Employee shall not undertake any other business except for the benefit of the Company, unless the Company shall consent thereto, and shall not engage in any principal business other than the rendition of services for and on behalf of the Company under this Agreement.

     5. Termination of Employment. The Employee's employment shall terminate upon the expiration of the term of this Agreement with no renewal thereof or, if earlier, upon the occurrence of the first of the following events:
                  (i)      Death of the Employee.

                  (ii)     Total Disability of the Employee.

                  (iii)    Termination for Cause.

         For the purposes of this Agreement, "Termination for Cause" shall mean:

                  (i) Discharge by the Company due to the Employee's material breach of any of the provisions of this Agreement;

                  (ii) Discharge by the Company due to the Employee's material failure or refusal to comply with the policies, standards and regulations of the Company from time to time reasonably established and fairly administered;

                  (iii)) Voluntary resignation by the Employee not due to the Company's material breach of any of the provisions of this Agreement or not within six months after a change in control of the Company; or

                  (iv) The commission by the Employee of "Criminal Activity". For purposes of this Agreement, "Criminal Activity" shall mean the indictment or conviction of the Employee of any felony; the conviction of the Employee of a misdemeanor involving the misuse of funds; or the adjudication of a court of competent jurisdiction that the Employee engaged in willful misconduct in connection with the activities of the company.

         For purposes of this Agreement, the phrase "change in control" shall mean (i) the merger, consolidation or sale to a third party of all or substantially all of the assets of the Company with or into another corporation with the effect that the members of the management of the Company, Micro Partners, L.P., NationsBanc Capital Corp., Kitty Hawk Capital Limited Partnership, II, and their respective affiliates, and any officer, director, limited partner or partner thereof (collectively the "Controlling Shareholders") hold less than 25% of the total voting power entitled to vote in the election of directors, (ii) the occurrence of any event that results in the Controlling Shareholders holding at any time in the aggregate less than 25% of the



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total voting  power of the Company  held by them on October 31, 1992  (provided, however, that the granting of a proxy to any lender to secure financing shall not be deemed to be a surrender of voting power) or (iii) the liquidation or dissolution of the Company, in each case excluding any such transaction prior to October 31, 1992.

         6.       Termination Compensation.

                  (a) Termination at Death. Upon the death of the Employee, the Company shall pay to the Employee's designated beneficiary, as termination compensation, the Employee's basic salary for the month in which the Employee died, payable as if the Employee had not died.

                  (b) Termination Due to Total Disability. Upon termination of the Employee's employment due to Total Disability, the Company shall pay to the Employee, as termination compensation, the Employee's basic salary for six months or until inception of long-term disability benefits provided under company paid disability insurance coverage.

                  (c) Termination for Cause. Upon the termination of Employee's employment for cause, the Company shall pay no compensation to the Employee other than his basic salary for the month (or portion thereof) in which termination of employment took place.

                  (d) Termination Without Cause. Upon the termination of the Employee's employment for reasons other than as set forth in Sections (a) through (c) above ("Termination without Cause") , the Company shall pay the Employee the following amounts:
                           (i) His basic salary for the month (or portion
thereof) in which termination of employment took place.

                           (ii)     50% of the prior 12-month calendar period
salary, paid as a lump sum.

                  (e) Offsets. The Company may offset any payment due under this section 6 against any loan or account receivable due or other amounts owed the Company by the Employee, if any.

     7. Arbitration. Any dispute between the parties as to whether employment was terminated with or without cause shall be submitted to arbitration to be conducted under the rules of the American Arbitration Association.

     8. Designated Beneficiary of Benefits. Unless the Employee designates another beneficiary (either in this instrument or by collateral instrument signed by the Employee and referring to this Agreement), then the Employee's designated beneficiary of any benefits due to be paid hereunder shall be his surviving spouse, if any, at the time any payment falls due, and,


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if there is no  surviving  spouse or lineal  descendants  living at the time any such payment falls due, then the Executors or Administrators of the Employee's estate.

         9.       Covenant Not to Compete.

                  (a) Agreement Not to Compete. During the term of Employee's employment under this Agreement, including any extensions hereof, and for a period of two (2) years after termination, with cause, of Employee's employment under this Agreement, Employee agrees not to compete with the Company. Furthermore, during such period, Employee agrees not to become employed by, deal with, invest in, lend money to, guarantee loans of, make gifts to, advise, consult with, or by any other means assist any other person or entity to so compete with Company.

                  (b) Definition of Competition with Company. Employee (and any such other person or entity) shall be deemed to be in competition with the Company during such period if he (or it) is in the business of developing, manufacturing, or marketing any products similar to the products developed (or in the process of being developed), manufactured, or marketed by the Company or any products the Company has seriously contemplated developing during the term of this Agreement.

                  (c) Geographical Area. This covenant shall apply to all world-wide geographical areas in which the Company, during the term of this Agreement, markets its products or, at the time of termination of employment, is seriously contemplating marketing its products.

                  (d) Hiring of Employees. During the term of this covenant not to compete, Employee will not directly or indirectly induce or attempt to induce any of the employees of the Company to leave the employment of the Company to become employed by any entity, including any sole proprietorship, which entity is or intends to be in competition with Company.

         10. Covenant of Non-Disclosure of Confidential Information. Employee acknowledges that certain information to which he is or may become privy is confidential and is the property of the Company. Such information includes, but is not limited to, the identity of customers, the identity of outside development sources and advisors, marketing and pricing techniques, marketing contacts, and the information contained in the books and records of the Company. All of such information is hereinafter called "Confidential Information." Employee agrees that, except as directed by Company, he will not at any time, whether during or after his employment with Company, disclose to any person or use any Confidential Information, or permit any person to examine and/or make copies of any documents that contain or are derived from Confidential Information without the prior written consent of the Company.




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         11.  Acknowledgment of  Reasonableness  of Covenants.  The Employee has
carefully read and considered the provisions of sections 9 and 10 and, having done so, agrees that the terms of the covenants not to compete and of non-disclosure of Confidential Information are fair and reasonable and are reasonably required for the protection of the interests of the Company, its business, its officers, its directors, and its employees. The Employee further agrees that the restrictions upon his activities after termination of employment will not impair his ability to secure employment within the field or fields of his choice, including, without limitation, those areas in which he is, is to be, or has been employed by the Company.

     12. Injunctive Relief. The parties agree that breach of any of the covenants not to compete (section 9) or disclosure of Confidential Information (section 10) by Employee may be adequately enforced only by injunction, but, by so agreeing, the parties acknowledge that Company does not waive any rights it may have to seek an award of damages in addition to an injunction.

        13. No Prior Agreements. Employee represents that his performance of all the terms of this Agreement and any services to be rendered as an employee of the Company do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Employee in confidence, trust, or otherwise prior to Employee's employment by Company) to which Employee is a party or by the terms of which Employee may be bound. Employee covenants and agrees that he shall not disclose to the Company, or induce the Company to use, any such proprietary information, knowledge or data belonging to any previous employer or others. Employee further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

         14.      Miscellaneous.

                  (a) Benefits, Burdens, and Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives, but, except as otherwise provided herein, none of the obligations or rights (except purely monetary rights) under this Agreement shall be assignable by the Employee or by any person taking under or through him.

                  (b) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Mississippi.

                  (c) Partial Invalidity. If any provision of this Agreement (including, without limitation, any portion of sections 8 and 9) is held invalid, such invalidity shall not affect any other provision of this Agreement, not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.



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                  (d) Waiver.  The waiver by either  party to any  provision  in this Agreement shall not be construed to be a waiver of any other provision or of the same provision at a later time.

                  (e) Modification. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                  (f)  Entire  Agreement.   This  Agreement  contemplates  the
     complete and exclusive statement of the terms and conditions between the parties with respect to the subject matter hereto.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              MICROTEK MEDICAL, INC. Company

                                              BY:
                                              President


                                              Lester J. Berry
                                              Employee's Designated Beneficiary:





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                                January 17, 1994


Mr. Lester J. Berry
602 Lehmberg Road
Columbus, MS  39704

         RE:      Terms of Employment

Dear Les:

         This letter represents our mutual understanding and confirmation of the following:

         In addition to the terms and conditions stated in the Employment Agreement entered into on January 3, 1994, Microtek Medical, Inc., agrees that if Microtek is sold within three years from the date of your employment, Microtek guarantees you a profit of $300,000 before taxes for your stock options. Upon this occurrence, Section 6(d) of the Employment Agreement mentioned above shall read as follows:

         6.(d) Termination Without Cause. Upon the termination of the Employee's employment for reasons other than as set forth in Sections (a) through (c) above, ("Termination Without Cause"), the Company shall pay the Employee his basic salary for the month (or portion thereof) in which termination of employment took place.

         Except for as above stated, the Employment Agreement shall remain in full force and effect.

                                          Sincerely,




                                          Kimber L. Vought
                                          President and Chief Executive Officer

AGREED:



Lester J. Berry

418595.1

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                                 August __, 1996


Mr. Lester J. Berry
602 Lehmberg Road
Columbus, Mississippi  39704

         RE:      Terms of Employment

Dear Les:

         This letter represents our mutual understanding and confirmation of the following:

         We had previously entered into an employment agreement (the "Original Employment Agreement") dated January 3, 1994, as amended by a letter agreement (the "Letter Agreement") dated January 17, 1994 between us (said Original Employment Agreement, as amended by the Letter Agreement, the "Employment Agreement"). This letter clarifies that the Letter Agreement does unconditionally replace Section 6(d) of the Original Employment Agreement with the terms of Section 6(d) set forth in the Letter Agreement, and the calculation of "a profit of $300,000 before taxes for your stock options" shall be computed following any relevant sale of Microtek by subtracting (A) the total exercise price for your stock options as determined immediately following the consummation of such sale from (B) the product of (i) the closing sale price (as quoted on The Nasdaq Stock Market on the date immediately preceding such sale) for the shares purchasable under such option multiplied by (ii) the total number of shares so purchasable (as determined immediately following the consummation of such sale).

         Your signing of this letter shall further confirm that the Employment Agreement, as clarified by this letter, has not been modified otherwise than as set forth herein, and that you have received "a profit of $300,000 before taxes for your stock options" as set forth in the Letter Agreement.

         If the foregoing meets with your agreement, please so indicate by signing a copy of this letter in the space indicated below.

                                           Sincerely,



                                           Kimber L. Vought
                                           President of Microtek Medical, Inc.
AGREED:


Lester J. Berry

335858.1

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